Exhibit 10.2
FIRST AMENDMENT OF
LEASE AGREEMENT
THIS AGREEMENT is executed in duplicate this 1st day of April, 2011, by and between PURDUE RESEARCH FOUNDATION, an Indiana corporation (formed and existing under the Indiana Foundation or Holding Companies Act, Acts of 1921, ch. 256), (“Landlord”), and ENDOCYTE (“Tenant”) a Corporation of Delaware. In consideration of their mutual promises contained in this Amendment, the parties agree as follows:
WHEREAS, the parties hereto have entered into a Lease Agreement dated March 1, 2010 between Landlord and Tenant for certain premises at the Purdue Technology Center located at 3000 Kent Avenue, West Lafayette, Indiana; and
WHEREAS, the parties wish to amend provisions of the agreement;
NOW, THEREFORE, IN CONSIDERATION OF the mutual promises and convenants herein, it is agreed between the parties hereto as follows:
1.	DESCRIPTION OF THE LEASED PREMISES. Subject to the terms and conditions of this Lease, Landlord does hereby demise and lease to Tenant, and Tenant hire from Landlord certain premises being described as follows:

14,344 square feet in Units A1-100, A1-200, B1-201, B1-202, B1-400 and B1-500 (the “Leased Property”) located in the PURDUE TECHNOLOGY CENTER at 3000 Kent Avenue, West Lafayette, Indiana (the “Building”). The Leased Property is more particularly shown on EXHIBIT A, attached to this Lease and made a part of this Lease by this reference.

2.	RENT Section 4ai
i.	Initial Term. For the Initial Term, Tenant agrees to pay to Landlord rent in the minimum aggregate amount of Three Hundred Twenty-Two Thousand Sixty and 68/100 Dollars ($322,060.68) (the “Rent”). Tenant agrees to pay the Rent in consecutive monthly installments (“Monthly Rent Installment”) of Twenty-Seven Thousand Eight Hundred Thirty-Two and 43/100 Dollars ($27,832.43) per month, in advance of the first day of each month, commencing at the Commencement Date, as defined herein, but not later than the date Tenant opens for business. The Rent is equal to $17.45 per square foot for the portion of the Leased Property devoted to office uses; $32.800 per square foot for the portion of the Leased Property used as a laboratory, per year during the Initial Term; and $886.31 per month for workstations (until 2015).

During the Initial Term and any subsequent Extension Periods, the Rent shall be adjusted annually and effective January 1st. Each year during the Lease Term, the Rent shall be equal to the rental rate established for the Building (“Building Rate”) for the subsequent calendar year multiplied by the square feet occupied by Tenant and shall remain in effect until the Building Rate changes. The Building Rate shall be determined by Landlord and provided, by written notice, to Tenant not later than November 1st of each calendar year. The Building Rate increase shall not exceed five percent (5%) during any given year. In no event shall the Rent be adjusted more frequently than annually. The new Rent as so adjusted shall begin each calendar year on January 1st and continue at the adjusted rate until the next annual adjustment of the Building Rate. The corresponding Monthly Rent Installment shall also be adjusted to be consistent with the change in the Rent.
3.	It is further agreed that all of the terms and conditions of said aforementioned Lease Agreement dated March 1, 2010, except as hereby amended, are hereby affirmed and shall remain in full force and effect during the remainder of the term thereof.
WITNESS the signatures and seal of the above parties the day and year first above written.

PURDUE RESEARCH FOUNDATION		ENDOCYTE

By:	/s/ Gregory W. Deason	By:	/s/ Ron Ellis

	Gregory W. Deason		Ron Ellis
	Vice President — Real Estate and		President and CEO
Research Park Development

ATTEST:

By:	/s/ David L. Hodde	By:

David L. Hodde
Assistant Vice President and
Director — Real Estate/Physical Facilities

EXHIBIT A
LEASED PREMISES

Unit A1-100 Lab Space Unit B1-500 Lab Space	4,069 square feet 690 square feet

Total Lab Space	4,759 square feet

Unit A1-200 Office Space Unit B1-400 Office Space Unit B1-201 Office Space Unit B1-202 Office Space	9,131 square feet (included in A1-200) 230 square feet 224 square fett

Total Office Space	9,585 square feet
(See attached maps.)